RG Barry Brands Reports 94% Net Earnings Growth On 20% Net Revenue Increase For Fiscal 2012

PICKERINGTON, Ohio, Sept. 11, 2012 /PRNewswire/ -- Accessories marketer R.G. Barry Corporation (NASDAQ-GM: DFZ) today reported a dramatic increase in its consolidated net earnings and net revenues for the fiscal year ended June 30, 2012.

Consolidated Annual Results
For its 2012 fiscal year, the Company reported:

  Net earnings of $14.5 million, or $1.27 per diluted share, up 93.7% when compared to $7.5 million or $0.67 per diluted share, reported one year ago;
  A year-over-year net sales increase of 20% to $155.9 million from $129.6 million;
  Gross profit as a percent of net sales at 43.1%, up from 37.2% in the comparable period; and
  SG&A expenses of $43.8 million, or 28.1% of net sales, versus $36.5 million, or 28.2% of net sales, reported for fiscal 2011.

The Company said that its full-year results were favorably impacted by the accretive nature of first-time reporting of full-year operating results from its two non-footwear acquisitions, completed during the second half of fiscal 2011; and by a strong performance in its footwear business.

Consolidated Fourth Quarter Results
For the fourth quarter:

  Net sales of $25.0 million were up 6% versus one year ago;
  Net earnings of $474,000, or $0.04 cents per diluted share, swung from a loss of $863,000, or $0.08 cents per diluted share loss, reported in the fourth quarter of fiscal 2011;
  Gross profit as a percent of net sales improved 550 bps to 42.9%; and
  Selling, general and administrative expenses were $10.6 million or 42.6% of net sales versus $10.1 million or 42.9% of net sales one year ago.

Noting that the June-ending quarter is traditionally its weakest operating period, the Company said that the bulk of its fiscal 2012 fourth quarter profit was generated through a revaluation of net deferred tax assets.

Financial Strength
The Company remained in a healthy financial position at year-end.

  Cash and short-term investments were 69.1% higher than one year ago at $41.7 million;
  Consolidated inventory was at $21.1 million, down from $25.5 million at the end of fiscal 2011, reflecting a continuing focus on managing inventory flow and order fulfillment;
  Net shareholders' equity rose to $74.4 million from $62.5 million one year ago; and
  Long-term debt totaled $20.4 million, down from $24.6 million a year earlier.

Management Comments
"We obviously are delighted with the great year," said Greg Tunney, President and Chief Executive Officer. "Our flexibility allowed us to post very strong results despite the mixed retail and economic environments in fiscal 2012; and we continue positioning RG Barry for the long-term."

"This was only the second time in the past 30 years that we have posted profitable results for a June-ending quarter," said Jose Ibarra, Senior Vice President Finance and Chief Financial Officer. "Our footwear business was robust throughout the year and when combined with the solid full-year performance of the new accessories segment, fiscal 2012 reached the near record revenue and earnings levels reported today.

"The operating performance goals established when we completed the acquisitions of Foot Petals and baggallini last year were achieved much earlier than we anticipated; and we believe that we are well-positioned strategically and financially to continue building a larger, more profitable business," he said.

Mr. Tunney continued, "We are confident in the continuing success of RG Barry Brands. Our operating model, product offerings and ability to serve our customers have never been stronger. We are actively engaged in seeking new strategic acquisitions that will grow the bottom line and enhance shareholder value. While there will no doubt be economic and marketplace challenges in the months and years ahead, we believe the Company is positioned to not only weather these times, but to flourish long-term."

Conference Call/Webcast Today
RG Barry senior management will conduct a conference call for all interested parties at 9:00 a.m. Eastern Daylight Time today. Management will discuss the Company's performance, its plans for the future and will accept questions from teleconference participants.

To listen via the Internet, log on to http://www.videonewswire.com/event.asp?id=89038.

The call will also be available at 800.860.2442 (U.S.) and +1.412.858.4600 (international) until five minutes before starting time.

Replays will be available beginning approximately one hour after the call conclusion and running and through 9 a.m. Eastern Daylight Time Sept. 26, 2012 at 877.344.7529 (U.S.) and +1.412.317.0088 (international); ask for conference number 10017596. Replays and a written transcript of the call will be posted for up to one year at the Investor Room section of the Company's Website (www.rgbarry.com).

About RG Barry
RG Barry develops great accessories brands that provide fashionable, solution-oriented products that touch consumers. Our primary brands include: Dearfoams slippers dearfoams.com; baggallini handbags, totes and travel accessories baggallini.com; and Foot Petals premium insoles and comfort products footpetals.com. To learn more, visit us at rgbarry.com.

Forward-Looking Statements
Some of the disclosures in this news release contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "could," "should," "anticipate," "believe," "estimate," or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. These risks include, but are not limited to: our continuing ability to source products from third parties located within and outside North America; competitive cost pressures; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the global financial crisis and general economic conditions on consumer spending; the impact of the highly seasonal nature of our footwear business upon our operations; inaccurate forecasting of consumer demand; difficulties liquidating excess inventory; disruption of our supply chain or distribution networks; our ability to implement new enterprise resource information systems; a failure in or a breach of our operational or security systems or infrastructure, or those of our third-party suppliers and other service providers, including as a result of cyber-attacks; the unexpected loss of any of the skills and experience of any of our senior officers; our ability to successfully integrate any business acquisitions; and our investment of excess cash in variable rate demand note securities and other short-term investments. You should read this news release carefully, because the forward-looking statements contained in it (1) discuss our future expectations; (2) contain projections of our future results of operations or of our future financial condition; or (3) state other "forward-looking" information. The risk factors described in this release and in our filings with the Securities and Exchange Commission (the "SEC") give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. If the events described in this "Safe Harbor" Statement or in our SEC filings occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in our filings with the SEC should also be considered.

— financial charts follow —

R.G. BARRY CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of dollars, except for per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended		Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	(unaudited)	(unaudited)	% Increase	(unaudited)	(audited)	% Increase
	June 30, 2012	July 2, 2011	Decrease	June 30, 2012	July 2, 2011	Decrease
Net sales	$ 24,995	$ 23,526	6.2%	$ 155,938	$ 129,568	20.4%
Cost of sales	14,270	14,718	-3.0%	88,770	81,405	9.0%
Gross profit	10,725	8,808	21.8%	67,168	48,163	39.5%

Gross profit (as percent of net sales)	42.9%	37.4%		43.1%	37.2%

Selling, general and administrative expenses	10,644	10,092	5.5%	43,795	36,483	20.0%

Operating profit (loss)	81	(1,284)	-106.3%	23,373	11,680	100.1%

Other income	303	87		651	365
Interest (expense), net	(208)	(210)	-1.0%	(764)	(207)	269.1%

Earnings (loss), before income taxes	176	(1,407)	-112.5%	23,260	11,838	96.5%

Income tax (benefit) expense	(298)	(544)	-45.2%	8,711	4,328	101.3%

Net earnings (loss)	$ 474	$ (863)	-154.9%	$ 14,549	$ 7,510	93.7%

Earnings (loss) per common share
Basic	$ 0.04	$ (0.08)	-150.0%	$ 1.30	$ 0.68	91.2%
Diluted	$ 0.04	$ (0.08)	-150.0%	$ 1.27	$ 0.67	89.6%

Weighted average number of common shares outstanding
Basic	11,268	11,132		11,207	11,097
Diluted	11,471	11,132		11,414	11,227

	CONSOLIDATED BALANCE SHEETS (in thousands of dollars)

	(unaudited)	(audited)
	June 30, 2012	July 2, 2011

ASSETS
Cash & short term investments	$ 41,711	$ 24,672
Accounts receivable, net	13,176	11,819
Inventory	21,149	25,500
Prepaid expenses and other current assets	2,864	2,795
Total current assets	78,900	64,786

Net property, plant and equipment	4,186	3,983

Other assets	45,180	47,210
Total assets	$ 128,266	$ 115,979

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable	6,036	5,678
Accounts payable	10,962	10,118
Other current liabilities	5,701	1,947
Total current liabilities	22,699	17,743

Long-term debt	20,357	24,643
Accrued retirement costs and other	10,803	11,070
Shareholders' equity, net	74,407	62,523
Total liabilities & shareholders' equity	$ 128,266	$ 115,979

CONTACT: Roy Youst, RG Barry Investor Relations, +1-614-729-7200 or Jose G. Ibarra, Senior VP Finance/CFO, +1-614-864-6400